Exhibit 99.1

www.mscibarra.com

MSCI Inc. to Acquire RiskMetrics Group, Inc.

Leaders in risk management solutions, portfolio management tools and equity performance indices join forces to create a preeminent provider of investment decision support tools

New York — March 1, 2010 — MSCI Inc. (NYSE: MXB), a leading global provider of investment decision support tools, and RiskMetrics Group, Inc. (NYSE: RISK), a leading provider of risk management and corporate governance products and services to the global financial community, jointly announced today that they have entered into a definitive merger agreement whereby MSCI will acquire RiskMetrics in a cash and stock transaction valued at $21.75 per share based on MSCI’s closing price of $29.98 per share on Friday, February 26, 2010, or approximately $1.55 billion.

The transaction will unite two market leaders and powerful brands including MSCI, Barra, and RiskMetrics, to create a global, research-based, client-centric organization, dedicated to delivering world class investment decision support tools to financial institutions worldwide. The combined company would have approximately $750 million of revenues and approximately 2,000 employees across 20 countries.

MSCI’s offer consists of $16.35 in cash and 0.1802 shares of MSCI per share of RiskMetrics. The transaction is subject to customary closing conditions, including approval by the shareholders of RiskMetrics, the receipt by MSCI of the proceeds of the debt financing for the transaction, antitrust clearance and other customary regulatory approvals.  The transaction is currently expected to close in MSCI’s third fiscal quarter of 2010.

The transaction is expected to be financed by existing cash and proceeds of debt.  MSCI has received a commitment letter from Morgan Stanley Senior Funding, Inc. for senior secured credit facilities aggregating up to $1.375 billion, which would be available, subject to customary conditions, to fund the cash consideration in the acquisition, the refinancing of existing senior secured credit facilities of MSCI and RiskMetrics and the ongoing working capital needs of MSCI and its subsidiaries following the transaction.

“This deal marks a significant milestone in our effort to become the leading provider of investment decision support tools,” said Henry Fernandez, Chairman and CEO, MSCI Inc. “The combined scale, complementary product capabilities and clients and extensive geographic footprint of MSCI and RiskMetrics will drive significant cost-saving synergies and revenue opportunities. RiskMetrics is the perfect match for MSCI and we are very excited to welcome them to the MSCI family.”

“One of the key trends that has been driving the growth of our analytics business is the increased need to understand, measure, manage, and report risk. The combination of MSCI’s expertise in portfolio equity risk models and analytics, and RiskMetrics’ powerful multi-asset class risk management platform creates a comprehensive, best of breed portfolio risk management offering, which will provide our clients with a seamless view of risk across the front and middle office,” added Mr. Fernandez.

“This is a truly powerful combination.  This transaction with MSCI will benefit our investors, clients and employees,” said Ethan Berman, Chief Executive Officer of RiskMetrics Group.  “Managing risk is critically important in today’s financial markets.  Our clients will greatly benefit from the combined company’s expanded product range and enhanced risk management offerings.”

The combined company will have an attractive growth profile with a diversified revenue base, consisting predominantly of recurring  revenues. The strong cash flow and financial position of the combined company should also facilitate further investment throughout the business in terms of products, people and processes, reinforcing the company’s well-established position within and across its clients’ investment processes. In addition, the transaction is expected to accelerate MSCI’s internal investment spending program, including the build-out of MSCI’s portfolio management tools for fixed income managers and further investment in financial indices, and creates the opportunity for an estimated USD 50 million in cost synergies from duplicate areas such as platforms, services and offices.

Approvals and Anticipated Closing

The Boards of Directors of both companies have approved the transaction. The closing of the merger is expected to occur in MSCI’s third fiscal quarter of 2010, subject to certain customary conditions, including approval by RiskMetrics’ stockholders, the receipt by MSCI of the proceeds of the debt financing for the transaction, and the receipt of antitrust clearance and other customary regulatory approvals.  In connection with the transaction, Ethan Berman, the Chief Executive Officer of RiskMetrics Group, and certain other RiskMetrics shareholders, have entered into a voting agreement with MSCI pursuant to which they have agreed to vote, in the aggregate, approximately 54% of the outstanding RiskMetrics shares in favor of this transaction.

Advisors

Morgan Stanley served as MSCI’s financial advisor, Davis Polk & Wardwell LLP provided legal counsel to MSCI and UBS provided a fairness opinion to MSCI’s Board of Directors.  Morgan Stanley is also providing committed financing in connection with the transaction. RiskMetrics’ financial advisor was Evercore Group, L.L.C., and it was advised on legal matters by Kramer Levin Naftalis & Frankel LLP.

Conference Call Information

MSCI and RiskMetrics will host a webcast for investors at 9:00 am Eastern Time on March 1, 2010. To hear the live event, visit the investor relations sections of either of the two companies’ websites, http://ir.msci.com and http://investor.riskmetrics.com or dial 1-800-776-0420 within the United States. International callers dial 1- 913-312-1393.  Please visit http://ir.msci.com in order to download the accompanying presentation document for the call.

An audio recording of the conference call will be available on MSCI’s and RiskMetrics’ websites approximately two hours after the conclusion of the live event and will be accessible through March 8, 2010. To listen to the recording, visit the investor relations sections of either of the two companies’ websites, http://ir.msci.com and http://investor.riskmetrics.com or dial 1-888-203-1112 (passcode: 2487893) within the United States.  International callers dial 1-719-457-0820 (passcode: 2487893).

For further information please contact:

Edings Thibault, MSCI, New York, +1.212.804.5273

Sarah Cohn, RiskMetrics, New York, +1.212.354.4643

For media enquiries, please contact:

Steve Bruce, Abernathy MacGregor, New York, +1.212.371.5999

Sally Todd, Penrose Financial, London, +44.20.7786.4888

About RiskMetrics

RiskMetrics is a leading provider of risk management and corporate governance products and services to the global financial community. By bringing transparency, expertise and access to the financial markets, RiskMetrics helps investors better understand and manage the risks inherent in their financial portfolios. RiskMetrics solutions address a broad spectrum of risk across clients’ financial assets. Headquartered in New York with 20 global offices, RiskMetrics serves some of the most prestigious institutions and corporations worldwide.

About MSCI

MSCI Inc. is a leading provider of investment decision support tools to investment institutions worldwide. MSCI Inc. products include indices and portfolio risk and performance analytics for use in managing equity, fixed income and multi-asset class portfolios.

The company’s flagship products are the MSCI International Equity Indices, which include over 120,000 indices calculated daily across more than 70 countries, and the Barra risk models and portfolio analytics, which cover 58 equity and 49 fixed income markets. MSCI Inc. is headquartered in New York, with research and commercial offices around the world. MXB#IR

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  MSCI will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement of RiskMetrics that also constitutes a prospectus of MSCI.  MSCI  and RiskMetrics also plan to file other documents with the SEC regarding the proposed transaction.  A definitive proxy statement/prospectus will be mailed to stockholders of RiskMetrics.  INVESTORS AND SECURITY HOLDERS OF MSCI AND RISKMETRICS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about MSCI and RiskMetrics, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by MSCI will be available free of charge on MSCI’s internet website at www.mscibarra.com or by contacting MSCI’s Investor Relations Department at 866-447-7874.  Copies of the documents filed with the SEC by RiskMetrics will be available free of charge on RiskMetrics’ internet website at www.riskmetrics.com or by contacting RiskMetrics’ Investor Relations Department at 212-354-4643

MSCI, RiskMetrics, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of RiskMetrics in connection with the proposed transaction. Information about the directors and executive officers of RiskMetrics is set forth in its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on April 29, 2009. Information about the directors and executive officers of MSCI is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on February 23, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This document contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause MSCI’s, RiskMetrics and the combined company’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s, RiskMetrics and the combined company’s control and that could materially affect actual results, levels of activity, performance, or achievements.  Such risks, uncertainties and factors include, but are not limited to:  the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the failure to consummate or delay in consummating the proposed merger for other reasons; the combined company’s ability to achieve the synergies and value creation contemplated by the proposed merger; the combined company’s ability to promptly and effectively integrate the businesses of RiskMetrics and MSCI; and the diversion of management time on merger-related issues.

Other factors that could materially affect MSCI’s, RiskMetrics and the combined company’s actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended November 30, 2009 and filed with the SEC on January 29, 2010, in RiskMetrics’ December 31, 2009 Annual Form 10-K which was filed with the SEC on February 24, 2010 and in their respective quarterly reports on Form 10-Q and current reports on Form 8-K. If any of these risks or uncertainties materialize, or if MSCI’s or RiskMetrics’ underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI or RiskMetrics projected. Any forward-looking statement in this release reflects MSCI’s or RiskMetrics’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s or RiskMetrics’ operations, results of operations, growth strategy and liquidity. MSCI and RiskMetrics assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.